Exhibit 99.1

B2Digital’s B2 Fighting Series Delivers Pulse-Pounding Thrills to Sold-Out Crowd at B2FS 121 in Kentucky

TAMPA, FL, May 11, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company”, “B2”, or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce another successful night of riveting MMA action in front of a sold-out crowd over the weekend at the Northern Kentucky Convention Center in Covington, Kentucky.

“B2FS 121 was a huge night of exciting fights headlined by a professional title fight with PFL and Bellator veteran Jason Butcher coming out on top and resurrecting his career and a possible shot at the bright lights of the UFC,” commented Brandon ‘Hardrock’ Higdon, the B2 Fighting Series Matchmaker. “From top to bottom, this was one of the best night of fights ever to take place in Kentucky.”

Fight Night was headlined by an exciting light heavyweight matchup that saw Jason Butcher defeat Gabriel Mota. Yemi Oduwole also stood victorious, moving to 7-3 as a pro, climbing up the 170-lb ranks with his second B2FS victory in a row.

In-person tickets sold out for the event and pay-per-view ticket sales continued to demonstrate a powerful positive trend. The B2 Fighting Series will be back in action this coming weekend (May 15) in Kansas City, Kansas for another hard-hitting MMA event.

For those who missed out on Saturday’s live event, a replay is now available to watch on the B2 Fighting Series OTT Apps: Apple TV and Amazon Fire.

About B2Digital Inc.
With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

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For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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